                                                                     Exhibit 4.7

                              AMENDED AND RESTATED

                             STOCKHOLDERS AGREEMENT

                                   dated as of

                                  June __, 2000

                                  by and among

                        MANUFACTURERS' SERVICES LIMITED,

                               THE DLJMB ENTITIES,

                             THE MEZZANINE HOLDERS,

                                 CERTAIN TRUSTS,

                                 KEVIN C. MELIA,

                                ROBERT J. GRAHAM,

                                   JULIE KENT

                                       and

                          CERTAIN OTHER PERSONS LISTED
                          ON THE SIGNATURE PAGES HERETO

                                TABLE OF CONTENTS

                             ----------------------

                                                                                             PAGE

ARTICLE 1
         DEFINITIONS

SECTION 1.01.  DEFINITIONS......................................................................1

ARTICLE 2
         CORPORATE GOVERNANCE
SECTION 2.01.  COMPOSITION OF THE BOARD.........................................................7
SECTION 2.02.  REMOVAL..........................................................................8
SECTION 2.03.  VACANCIES........................................................................8
SECTION 2.04.  MEETINGS.........................................................................8
SECTION 2.05.  ACTION BY THE BOARD..............................................................8
SECTION 2.06.  CONFLICTING CHARTER OR BYLAW PROVISIONS..........................................9

ARTICLE 3
         RESTRICTIONS ON TRANSFER
SECTION 3.01.  GENERAL..........................................................................9
SECTION 3.02.  LEGEND ON SHARE CERTIFICATES....................................................11
SECTION 3.03.  PERMITTED TRANSFEREES...........................................................12
SECTION 3.04.  THE TRUSTS......................................................................12

ARTICLE 4
         REGISTRATION RIGHTS
SECTION 4.01.  DEMAND REGISTRATION.............................................................13
SECTION 4.02.  INCIDENTAL REGISTRATION.........................................................17
SECTION 4.03.  HOLDBACK AGREEMENTS.............................................................19
SECTION 4.04.  REGISTRATION PROCEDURES.........................................................19
SECTION 4.05.  INDEMNIFICATION BY THE COMPANY..................................................23
SECTION 4.06.  INDEMNIFICATION BY PARTICIPATING STOCKHOLDERS...................................23
SECTION 4.07.  CONDUCT OF INDEMNIFICATION PROCEEDINGS..........................................24
SECTION 4.08.  CONTRIBUTION....................................................................25
SECTION 4.09.  PARTICIPATION IN PUBLIC OFFERING................................................26
SECTION 4.10.  OTHER INDEMNIFICATION...........................................................27

ARTICLE 5
         MISCELLANEOUS

                                                i


SECTION 5.01.  ENTIRE AGREEMENT................................................................27
SECTION 5.02.  BINDING EFFECT; BENEFIT.........................................................27
SECTION 5.03.  ASSIGNABILITY...................................................................27
SECTION 5.04.  AMENDMENT; WAIVER; TERMINATION..................................................28
SECTION 5.05.  NOTICES.........................................................................28
SECTION 5.06.  HEADINGS........................................................................30
SECTION 5.07.  COUNTERPARTS; EFFECTIVENESS.....................................................30
SECTION 5.08.  APPLICABLE LAW..................................................................31
SECTION 5.09.  SPECIFIC ENFORCEMENT............................................................31
SECTION 5.10.  CONSENT TO JURISDICTION.........................................................31

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

         AGREEMENT dated as of June __, 2000 among the DLJMB Entities (as defined herein), the DLJIP Entities (as defined herein), Magnetite Asset Investors L.L.C., a Delaware limited liability company ("MAGNETITE"), the Trusts (as defined herein), Kevin C. Melia, an individual ("MELIA"), Robert J. Graham, an individual ("GRAHAM"), Julie Kent, an individual ("KENT"), the other parties hereto listed on the signature pages hereof, and Manufacturers' Services Limited, a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, the parties have previously entered into a Stockholders Agreement dated as of January 20, 1995, and amended as of November 26, 1999 (as so amended, the "ORIGINAL STOCKHOLDERS AGREEMENT"); and

         WHEREAS, in connection with the consummation of the initial public offering of shares ("SHARES") of common stock, par value $.001 per share (the "COMMON STOCK"), of the Company, the parties hereto desire to enter into this Agreement to amend and restate the Original Stockholders Agreement in its entirety;

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED that no stockholder of the Company shall be deemed an Affiliate of any other stockholder of the Company solely by reason of any investment in the Company. For the purpose of this definition, the term "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AFFILIATED EMPLOYEE BENEFIT TRUST" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

         "AGGREGATE OWNERSHIP" means, with respect to any Stockholder or group of Stockholders, the total number of Shares "BENEFICIALLY OWNED" (as such term is defined in Rule 13d-3 under the Exchange Act) (without duplication) by such Stockholder or group of Stockholders as of January 20, 1995 (but adjusted in accordance with the proviso below), calculated on a Fully Diluted basis and taking into account any stock dividend, stock split or reverse stock split; PROVIDED that such number of Shares shall be increased (without duplication) (i) with respect to any DLJMB Entity, by any subsequent acquisitions of Shares by such DLJMB Entity within the three year period ended January 20, 1998, (ii) with respect to any Other Stockholder, by any stock appreciation rights, options, warrants or other rights to purchase or subscribe for Shares of such Other Stockholder as and when such stock appreciation rights, options, warrants or other rights have vested and (iii) with respect to any Trust, by any Shares subsequently acquired by such Trust as a Permitted Transferee.

         "BENCHMARK SHARES" means the aggregate number of Shares sold or proposed to be sold by the DLJMB Entities (other than to their Permitted Transferees) subsequent to January 20, 1995 until the first to occur of (i) the aggregate number of Shares so sold or proposed to be sold by the DLJMB Entities (other than to their Permitted Transferees) equals 25% of the Aggregate Ownership of the DLJMB Entities and (ii) the aggregate amount in cash (net of any commissions, fees or expenses) collectively received or to be received by the DLJMB Entities, without duplication, as a result of the sale subsequent to the date hereof or proposed sale of any such Shares (other than to their Permitted Transferees) shall equal the aggregate amount invested by the DLJMB Entities as of such date in Shares.

         "BOARD" means the board of directors of the Company.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "BYLAWS" means the Amended and Restated Bylaws of the Company, as amended from time to time.

         "CHARTER" means the Restated Certificate of Incorporation of the Company, as amended from time to time.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY SECURITIES" means with respect to any Stockholder, the Common Stock (and securities convertible into or exchangeable for Common Stock), the Preferred Stock and any options, warrants or other rights to acquire Common Stock, Preferred Stock or any other equity security issued by the Company.

         "DLJIP ENTITY" means each of DLJ Investment Partners II, L.P., a Delaware limited partnership, DLJ Investment Funding II, Inc., a Delaware corporation, DLJ ESC II, L.P., a Delaware limited partnership, and DLJ Investment Partners, L.P., a Delaware limited partnership (collectively, the "DLJIP ENTITIES").

         "DLJMB ENTITY" means each of DLJ Merchant Banking Partners, L.P., a Delaware limited partnership, DLJ International Partners, C.V., a Netherlands Antilles limited partnership, DLJ Offshore Partners, C.V., a Netherlands Antilles limited partnership, DLJ Merchant Banking Funding, Inc., a Delaware corporation, and DLJ First ESC L.P., a Delaware limited Partnership (collectively, the "DLJMB ENTITIES").

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FOUNDING STOCKHOLDER" means each of the Trusts, Melia, Graham and Kent (collectively, the "FOUNDING STOCKHOLDERS").

         "FULLY DILUTED" means, with respect to Common Stock and without duplication, all outstanding Shares and all Shares issuable in respect of securities convertible into or exchangeable for Common Stock, stock appreciation rights, options, warrants and other rights to purchase or subscribe for Common Stock or securities convertible into or exchangeable for Common Stock; PROVIDED that, to the extent any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for Common Stock are subject to vesting, the Shares subject to vesting shall be included in the definition of "FULLY DILUTED" only upon and to the extent of such vesting.

         "INITIAL PUBLIC OFFERING" means the consummation of the initial sale of Common Stock pursuant to Registration Statement No. 333-96227 under the Securities Act.

         "MEZZANINE HOLDER" means each of the DLJIP Entities and Magnetite (collectively, the "MEZZANINE HOLDERS").

         "OTHER STOCKHOLDERS" means all Stockholders other than the DLJMB Entities, their respective Permitted Transferees and the Mezzanine Holders.

         "PERMITTED TRANSFEREE" means:

                      (i) in the case of any DLJMB Entity (A) any other DLJMB
              Entity, (B) any general or limited partner of any DLJMB Entity (a "DLJMB PARTNER"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity that is an Affiliate of any DLJMB Partner (collectively, the "DLJMB AFFILIATES"), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJMB Entity or of any DLJMB Affiliate, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (C) (collectively, "DLJMB ASSOCIATES"); (D) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, include only DLJMB Entities, DLJMB Affiliates, DLJMB Associates, their spouses or their lineal descendants or (E) a voting trustee for one or more DLJMB Entities, DLJMB Affiliates or DLJMB Associates under the terms of a voting trust designed to conform with the requirements of the Insurance Law of the State of New York; and

                      (ii) in the case of any Other Stockholder (A) any Other
              Stockholder, (B) a Person to whom Shares are transferred from such Other Stockholder (1) by will or the laws of descent and distribution or (2) by gift without consideration of any kind; PROVIDED that, in the case of clause (2), such transferee is the issue or spouse of such Other Stockholder or (C) a trust that is for the exclusive benefit of such Other Stockholder or its Permitted Transferees under (B) above.

         "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PREFERRED STOCK" means the Senior Exchangeable Preferred Stock Due 2006, par value $0.001 per share, of the Company.

         "PUBLIC OFFERING" means an underwritten public offering of Registrable Stock of the Company pursuant to an effective registration statement under the Securities Act.

         "REGISTRABLE STOCK" means any Company Securities until (i) a registration statement covering such Company Securities has been declared effective by the SEC and such securities have been disposed of pursuant to such effective registration statement, (ii) such Company Securities are sold under circumstances in which all of the applicable conditions of Rule 144 are met or under which they may be sold pursuant to Rule 144(k), (iii) such Company Securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Company Securities not bearing the legend required pursuant to this Agreement and such Company Securities may be resold without subsequent registration under the Securities Act or (iv) such Company Securities are either repurchased or retired by the Company.

         "REGISTRATION EXPENSES" means (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4.04(h)), (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of one counsel for the Stockholders participating in the offering selected (A) by the DLJMB Entities, in the case of any offering in which such entities participate, or (B) in any other case, by the Other Stockholders holding the majority of Shares to be sold for the account of all Other Stockholders in the offering,
(viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD") including fees and expenses of any "QUALIFIED INDEPENDENT UNDERWRITER" and (ix) fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Stock, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Stockholders (or the agents who manage their accounts) or any fees and expenses of underwriter's counsel.

         "RULE 144" means Rule 144 and Rule 144A (or any successor provisions) under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR MANAGEMENT STOCKHOLDER" means each of Melia, Robert E. Donahue, Rodolfo Archbold and James N. Poor.

         "STOCKHOLDER" means each Person (other than the Company) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 5.03, or otherwise, so long as such Person shall beneficially own any Company Securities or, in the case of Melia, Graham and Kent, so long as the DLJMB Entities shall be parties to this Agreement and such Person shall (i) be a director or officer of the Company or
(ii) beneficially own any Company Securities.

         "THIRD PARTY" means a prospective purchaser of Company Securities in an arm's-length transaction from a Stockholder where such purchaser is not a Permitted Transferee of such Stockholder.

         "TRUSTS" means The Kevin C. Melia 1995 Irrevocable Trust, The Robert J. Graham 1995 Irrevocable Trust and The Julie Kent 1995 Irrevocable Trust.

          (b) The term "DLJMB ENTITIES", to the extent such entities shall have transferred any of their Company Securities to "PERMITTED TRANSFEREES", shall mean the DLJMB Entities and the Permitted Transferees of the DLJMB Entities, taken together, and any right or action that may be taken at the election of the DLJMB Entities may be taken at the election of the DLJMB Entities and such Permitted Transferees.

          (c) The term "OTHER STOCKHOLDERS", to the extent such stockholders shall have transferred any of their Company Securities to "PERMITTED TRANSFEREES", shall mean the Other Stockholders and the Permitted Transferees of the Other Stockholders, taken together, and any right or action that may be taken at the election of the Other Stockholders may be taken at the election of the Other Stockholders and such Permitted Transferees.

          (d) Each of the following terms is defined in the Section set forth opposite such term:

         TERM                                                     SECTION
         -----                                                    -------
         Demand Registration                                      4.01(a)
         First DLJMB Demand                                       3.01(b)
         Holders                                                  4.01(a)
         Incidental Registration                                  4.01(a)
         Indemnified Party                                        4.07
         Indemnifying Party                                       4.07
         Independent Directors                                    2.01(a)
         Inspectors                                               4.04(g)
         LLC Shares                                               3.04(b)
         Maximum Offering Size                                    4.01(d)
         Nominee                                                  2.03(a)
         Pro Rata Portion                                         3.01(d)
         Records                                                  4.04(g)
         Restriction Termination Date                             3.01(a)
         Selling Stockholder                                      4.01(a)
         transfer                                                 3.01(a)




                                    ARTICLE 2
                              CORPORATE GOVERNANCE

         SECTION 2.01. COMPOSITION OF THE BOARD. (a) The Board shall consist of nine directors. For so long as the DLJMB Entities and their Permitted Transferees shall own 50% of the outstanding shares of Common Stock, six directors will be designated by DLJ Merchant Banking Partners, L.P., two directors will be designated by the Other Stockholders and for so long as the Mezzanine Holders shall own any Preferred Stock, one director will be designated by DLJ Investment Partners II, L.P.; PROVIDED that three of the directors designated by DLJ Merchant Banking Partners, L.P. shall not be either an "AFFILIATE" or an "ASSOCIATE" (as such terms are used within the meaning of Rule 12b-2 under the Exchange Act) of the DLJMB Entities, the Mezzanine Holders or the Other Stockholders and shall qualify as "independent directors" within the meaning of the New York Stock Exchange rules and regulations and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (together, the "INDEPENDENT DIRECTORS") and such Independent Directors shall be designated by DLJ Merchant Banking Partners, L.P. after consultation with the Other Stockholders.

          (b) Each Stockholder entitled to vote for the election of directors to the Board agrees that it will vote its Shares or execute written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01; PROVIDED that (i) the DLJMB Entities shall not be required to vote for the board-designees of the Other Stockholders if the aggregate number of Shares held by the Other Stockholders is less than 10% of such Stockholder's Aggregate Ownership and (ii) the Other Stockholders shall not be required to vote for the board-designees of the DLJMB Entities if the aggregate number of Shares held by the DLJ Entities is less than 50% of the outstanding shares of Common Stock.

         SECTION 2.02. REMOVAL. Each Stockholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Shares in favor of the removal of any director who shall have been designated or nominated pursuant to Section 2.01 unless such removal shall be for cause or the Persons entitled to designate or nominate such director shall have consented to such removal in writing.

         SECTION 2.03. VACANCIES. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy of the Board:

          (a) the Person or Persons entitled under Section 2.01 to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy may designate another individual (the "NOMINEE") to fill such capacity and serve as a director of the Company; and

          (b) each Stockholder then entitled to vote for the election of the Nominee as a director of the Company agrees that it will vote its Shares, or execute a written consent, as the case may be, in order to ensure that the Nominee is elected to the Board.

         SECTION 2.04. MEETINGS. The Board shall hold a regularly scheduled meeting at least once every calendar quarter.

         SECTION 2.05. ACTION BY THE BOARD. (a) A quorum of the Board shall consist of four directors, and, for so long as the DLJMB Entities and their Permitted Transferees shall own 50% of the outstanding shares of Common Stock, at least three of such four directors must be designees of DLJ Merchant Banking Partners, L.P. For so long as the DLJMB Entities and their Permitted Transferees shall own 50% of the outstanding shares of Common Stock, the DLJMB Entities shall have the right at any time to increase the number of directors necessary to constitute a quorum of the Board. All actions of the Board shall require the affirmative vote of at least a majority of the directors at a duly convened meeting of the Board at which a quorum is present or the unanimous written consent of the Board; PROVIDED that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

          (b) The Board may create executive, compensation and audit committees, as well as such other committees as it may determine. To the extent not prohibited by or inadvisable under applicable law, the DLJMB Entities shall be entitled to majority representation on any committee created by the Board and the Other Stockholders shall be entitled to at least one representative on any such committee; PROVIDED that the DLJMB Entities and the Other Stockholders agree that the audit and compensation committees must be comprised solely of Independent Directors.

         SECTION 2.06. CONFLICTING CHARTER OR BYLAW PROVISIONS. Each Stockholder shall vote its Shares or execute written consents, as the case may be, and take all other actions necessary, to ensure that the Company's Charter and Bylaws facilitate and do not at any time conflict with any provision of this Agreement.

                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

         SECTION 3.01. GENERAL. (a) Until the earlier of (i) the second anniversary of the Initial Public Offering (the "RESTRICTION TERMINATION DATE") and (ii) the date upon which the number of Shares held by the DLJMB Entities and their Permitted Transferees falls below 40% of the Aggregate Ownership of the DLJMB Entities, no Senior Management Stockholder may, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("TRANSFER") any Shares (or solicit any offers to buy or otherwise acquire, or to take a pledge of, any Shares), except as permitted or required by Articles 3 and 4 of this Agreement.

          (b) After the earlier of (i) the first anniversary of the Initial Public Offering and (ii) completion of the first Demand Registration requested by the DLJMB Entities (the "FIRST DLJMB DEMAND"), any Senior Management Stockholder may sell Shares owned by such Stockholder to a Third Party pursuant to Rule 144 or a registration statement on Form S-8 as follows: (A) assuming completion of the First DLJMB Demand prior to the first anniversary of the Initial Public Offering, until the first anniversary of the Initial Public Offering, such Stockholder may sell Shares pursuant to this clause 3.01(b) only to the extent that, after giving effect to such sale, the aggregate number of Shares held by such

Stockholder is at least equal to the lesser of (x) 75% of such Stockholder's Aggregate Ownership and (y) the percentage of such Stockholder's Aggregate Ownership that is equal to the aggregate number of shares then beneficially owned by the DLJMB Entities, without duplication, as a percentage of the DLJMB Entities' Aggregate Ownership; and (B) from and after the first anniversary of the Initial Public Offering until the Restriction Termination Date, such Stockholder may sell Shares pursuant to this clause 3.01(b) only to the extent that, after giving effect to such sale, the aggregate number of Shares held by such Stockholder is at least equal to the lesser of (x) 50% of such Stockholder's Aggregate Ownership and (y) the percentage of such Stockholder's Aggregate Ownership that is equal to the aggregate number of shares then beneficially owned by the DLJMB Entities, without duplication, as a percentage of the DLJMB Entities' Aggregate Ownership.

          (c) For purposes of this Section 3.01, the Aggregate Ownership of a Senior Management Stockholder shall include any stock appreciation rights, options, warrants or other rights to purchase or subscribe for Shares held by such Stockholder, whether or not such rights, options or warrants have vested.

          (d) After completion of the First DLJMB Demand, any Senior Management Stockholder may, subject to the limitations set forth in Sections 4.01(d) and 4.02(b), sell Shares owned by such Stockholder in a Public Offering; PROVIDED that (i) in each of the first two such Public Offerings, the number of Shares that may be sold by such Stockholder in such Public Offering shall not exceed the lesser of (x) 50% of such Stockholder's Pro Rata Portion and (y) 20% of such Stockholder's Aggregate Ownership and (ii) thereafter, the number of Shares that may be sold by such Stockholder in any Public Offering shall not exceed the lesser of (x) such Stockholder's Pro Rata Portion and (y) 50% of such Stockholder's Aggregate Ownership. "PRO RATA PORTION" means, with respect to each Senior Management Stockholder, the number of Shares beneficially owned by such Stockholder immediately prior to any Public Offering multiplied by a fraction the numerator of which is the number of Shares to be sold by the DLJMB Entities and their Permitted Transferees in such Public Offering and the denominator of which is the aggregate number of shares beneficially owned by the DLJMB Entities and their Permitted Transferees, without duplication, immediately prior to such Public Offering.

          (e) Without the consent of DLJ Investment Partners II, L.P., the DLJMB Entities and their Permitted Transferees may not (i) directly or indirectly transfer any Shares, (ii) request a Demand Registration or (iii) request any Incidental Registration, other than, in the case of clause (i), in connection with a transaction which would constitute a Change of Control of the Company under the Certificate of Designations, Preferences and Rights relating to the Preferred Stock. The restrictions contained in the foregoing sentence shall expire upon the first to occur of the following: (x) the Mezzanine Holders as of the date hereof shall cease to hold any Preferred Stock; (y) one year after the Demand Registration rights of the Mezzanine Holders have become exercisable; and (z) the Mezzanine Holders shall have failed to request Incidental Registration of any Company Securities in connection with two registrations of Company Securities under the Securities Act for which the Mezzanine Holders had Incidental Registration rights pursuant to Section 5.02. For so long as Magnetite holds Preferred Stock, prior to consenting to any action referred to in clause (i), (ii) or (iii) herein, DLJ Investment Partners II, L.P. agrees to consult with Magnetite and not to consent to any such action unless Magnetite also consents to such action, which consent by Magnetite shall not be unreasonably withheld.

          (f) No Stockholder may transfer any Shares at any time except in compliance with applicable federal, state or foreign securities laws.

         SECTION 3.02. LEGEND ON SHARE CERTIFICATES. (a) In addition to any other legend that may be required, each certificate for Shares that is issued to any Stockholder from and after the date hereof shall bear a legend in substantially the following form:

              "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF ______________, 2000, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM MANUFACTURERS' SERVICES LIMITED AND ANY SUCCESSOR THERETO."

          (b) If any Shares shall cease to be Registrable Stock, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Shares cease to be subject to any restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such shares without the second sentence of the legend required by Section 3.02(a) endorsed thereon.

         SECTION 3.03. PERMITTED TRANSFEREES. Notwithstanding anything in this Agreement to the contrary, (a) any Stockholder (other than a Mezzanine Holder) may at any time transfer any or all of its Shares to one or more of its Permitted Transferees without the consent of the Board or any other Stockholder or group of Stockholders so long as (i) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement, and (ii) the transfer to such Permitted Transferee is not in violation of applicable federal, state or foreign securities laws and (b) any Mezzanine Holder may at any time transfer any or all of its Company Securities to one or more Persons without the consent of the Company or any other Stockholder, so long as such transfer is not in violation of applicable federal, state or foreign securities laws.

         SECTION 3.04. THE TRUSTS. (a) Each of the Trusts and its trustees shall take all necessary action so that the provisions of the relevant trust documents are not inconsistent or in conflict with the provisions of Articles 3 and 4 in the event of any inconsistency or conflict between such trust documents and this Agreement, the provisions of this Agreement shall control.

          (b) Each of the Trusts and its trustees agree that, so long as any Trust shall own any Shares or shares (or interest therein) of Manufacturers' Services Limited L.L.C. USA Group ("LLC SHARES"), none of the Trusts or their trustees shall transfer any interest in such Trust to any Person other than a Person that is a beneficiary, or a Person of a class entitled to become a beneficiary, of such Trust on January 20, 1995.

          (c) Each of the Trusts and its trustees agree that, so long as any Trust shall own any LLC Shares (or interest therein), none of the Trusts or their trustees shall transfer any LLC Shares (or interest therein) to any Person. Each of the Trusts and its trustees agree that the Company or its designee shall have the option, exercisable at any time, to purchase all of the LLC Shares (or interests therein) owned by the Trusts for an aggregate amount equal to $1.00, to be divided among the Trusts based on their respective proportionate interests in all such LLC Shares.

          (d) Each of the Trusts and its trustees agree that, so long as such Trust shall beneficially own any Shares, such Trust shall not (i) conduct any business other than the holding of cash, Shares and LLC Shares (or interest in such LLC Shares) and (ii) incur any liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise.

                                    ARTICLE 4
                               REGISTRATION RIGHTS

         SECTION 4.01. DEMAND REGISTRATION. (a) One or more DLJMB Entities or their Permitted Transferees may make a written request and, after the Restriction Termination Date, the Other Stockholders may make a written request and, after six months after the Initial Public Offering, one or more of the DLJIP Entities may make a written request (any such requesting Person, a "SELLING STOCKHOLDER") that the Company effect the registration under the Securities Act of such Selling Stockholder's Registrable Stock, and specifying the intended method of disposition thereof. The Company will promptly give written notice of such requested registration (a "DEMAND REGISTRATION") at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to all other Stockholders, and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

          (i) the Registrable Stock that the Company has been so requested to register by the Selling Stockholder, then held by the Selling Stockholder; and

         (ii) subject to Section 4.02, all other Registrable Stock that any other Stockholder entitled to request the Company to effect an Incidental Registration (as such term is defined in Section 4.02) pursuant to Section 4.02 (all such Stockholders, together with the Selling Stockholder, the "HOLDERS") has requested the Company to register by written request received by the Company within 15 days after the receipt by such Holders of such written notice given by the Company, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Stock so to be registered; PROVIDED that, subject to Sections 4.01(c) and 4.01(e), (i) the Company shall not be obligated to effect more than four Demand Registrations for the DLJMB Entities and their Permitted Transferees collectively, one Demand Registration for the Other Stockholders collectively, and three Demand Registrations for the DLJIP Entities collectively, pursuant to this Section 4.01 and (ii) the Company will not be required to effect a Demand Registration within six months of the Initial Public Offering or more than one Demand Registration in any six-month period; and PROVIDED FURTHER that the number of shares of Registrable Stock required to be registered by the Selling Stockholder must (i) in the case of a Demand Registration made by one or more DLJMB Entities or their Permitted Transferees, have a fair market value in the reasonable opinion of DLJ Merchant Banking Partners, L.P. exercised in good faith of at least (A) $10,000,000 if the Demand Registration would constitute an Initial Public

Offering and (B) $5,000,000 in all other cases, (ii) in the case of a Demand Registration made by the Other Stockholders, have a fair market value in the reasonable opinion of the managing underwriter of at least $5,000,000 or (iii) in the case of a Demand Registration made by one or more DLJIP Entities, have a fair market value in the reasonable opinion of DLJ Investment Partners II, L.P. exercised in good faith of at least $5,000,000 or, if less than $5,000,000, constitute all of the remaining shares of Preferred Stock or Common Stock (or any securities convertible into or exchangeable for Common Stock), as the case may be, held by the Mezzanine Holders.

         Notwithstanding the foregoing, in the event of a request for a Demand Registration made by the Other Stockholders, (i) the Company shall have the option to either (A) proceed with such Demand Registration pursuant to the provisions of this Section 4.01 or (B) proceed with a registered primary offering of Common Stock, in which case, the Other Stockholders shall have the rights set forth in Section 4.02 and, subject to Sections 4.01(c) and 4.01(e), shall have no further rights to request a Demand Registration pursuant to this
Section 4.01 and (ii) the restrictions contained in the proviso to Section 3.01(d) shall be applicable to any such sale.

         Promptly after the expiration of the 15-day period referred to in
Section 4.01(a)(ii), the Company will notify all the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registrable Stock requested to be included therein. The Selling Stockholder requesting a registration under this Section 4.01(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Company revoking such request, in which case such request, so revoked, shall not be considered a Demand Registration.

          (b) The Company will pay all Registration Expenses in connection with any Demand Registration.

          (c) A registration requested pursuant to this Section 4.01 shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 90 days (or such shorter period in which all Registrable Stock of the Holders included in such registration has actually been sold thereunder); PROVIDED that if after any registration statement requested pursuant to this Section 4.01 becomes effective (i) such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of the Company and (ii) less than 75% of the Registrable Stock included in such registration has been sold thereunder, such registration statement shall be at the sole expense of the Company and shall not be considered a Demand Registration.

          (d) If a Demand Registration involves a Public Offering and the managing underwriter shall advise the Company and the Selling Stockholder that, in its view, (i) the number of shares of Registrable Stock requested to be included in such registration (including Common Stock which the Company proposes to be included which is not Registrable Stock) or (ii) the inclusion of some or all of the shares of Registrable Stock owned by the Holders, in either case, exceeds the largest number of shares of Registrable Stock which can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "MAXIMUM OFFERING SIZE"), the Company will include in such registration, in the priorities listed below, up to the Maximum Offering
Size:

         the Demand Registration was made by any DLJMB Entity or its Permitted
Transferee:

          (a) first, all Benchmark Shares requested to be registered by the Selling Stockholder and by all other DLJMB Entities and their Permitted Transferees and all Registrable Stock requested to be registered by all Mezzanine Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Stock requested to be registered);

          (b) second, all Registrable Stock other than Benchmark Shares requested to be included in such registration by all DLJMB Entities and their Permitted Transferees and any other Holder (other than the Mezzanine Holders) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such DLJMB Entities and their Permitted Transferees and such other Holders on the basis of the relative number of shares of Registrable Stock (excluding any Benchmark Shares) requested to be included in such registration); and

          (c) third, any Common Stock proposed to be registered by the Company;

         the Demand Registration was made by the Other Stockholders:

          (a) first, all Registrable Stock requested to be registered by the Other Stockholders and all Mezzanine Holders (allocated, if necessary for the offering not to exceed the Maximum Offering

Size, pro rata among such entities on the basis of the relative number of shares of Registrable Stock requested to be registered);

          (b) second, all Benchmark Shares requested to be registered by the DLJMB Entities and their Permitted Transferees (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Stock requested to be registered);

          (c) third, all Registrable Stock other than Benchmark Shares requested to be included in such registration by all DLJMB Entities and their Permitted Transferees and any other Holder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such DLJMB Entities and their Permitted Transferees and such other Holders on the basis of the relative number of shares of Registrable Stock (excluding any Benchmark Shares) requested to be included in such registration); and

          (d) fourth, any Common Stock proposed to be registered by the Company; and

the Demand Registration was made by any DLJIP Entity:

          (a) first, all Registrable Stock requested to be registered by the Selling Stockholder and by all other Mezzanine Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Stock requested to be registered);

          (b) second, all Benchmark Shares requested to be registered by all DLJMB Entities and their Permitted Transferees (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Stock requested to be registered);

          (c) third, all Registrable Stock other than Benchmark Shares requested to be included in such registration by all DLJMB Entities and their Permitted Transferees and any other Holder (other than the Mezzanine Holders) (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such DLJMB Entities and their Permitted Transferees and such other Holders on the basis of the relative number of shares of Registrable Stock (excluding any Benchmark Shares) requested to be included in such registration); and

          (d) fourth, any Common Stock proposed to be registered by the Company.


          (e) If shares of Registrable Stock representing at least 50% of the number of shares of Registrable Stock requested to be registered by any Person or Persons making a Demand Registration and their Permitted Transferees is not included in any Demand Registration, then such Stockholders may request that the Company effect an additional registration under the Securities Act of all or part of such Stockholders' Registrable Stock in accordance with the provisions of this Section 4.01, and (i) the Company shall pay the Registration Expenses in connection with such additional registration and (ii) such additional registration shall not be considered a Demand Registration.

          (f) The Company shall not be required to effect registration pursuant to this Section 4.01 if a majority of the Board determines in good faith that owing to the business or market conditions or the business or financial condition of the Company it is inappropriate at such time to undertake a public offering of Company Securities; PROVIDED that the Company may elect not to effect registration on such grounds only once in any one-year period beginning on the date of such election by the Company, and that within six months shall effect such registration.

         SECTION 4.02. INCIDENTAL REGISTRATION. (a) Following the Initial Public Offering, if the Company proposes to register any Company Securities under the Securities Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or (C) in connection with a direct or indirect acquisition by the Company of another company), whether or not for sale for its own account, it will each such time, subject to the provisions of Section 4.02(b), give prompt written notice at least 30 days prior to the anticipated filing date of the registration statement relating to such registration to each DLJMB Entity, each Other Stockholder and each Mezzanine Holder, which notice shall set forth such Stockholder's rights under this Section 4.02 and shall offer such Stockholders the opportunity to include in such registration statement such number of shares of Registrable Stock as each such Stockholder may request (an "INCIDENTAL REGISTRATION"). Notwithstanding anything to the contrary contained in this

Agreement, the Senior Management Stockholders shall not have any rights under this Section 4.02 until after the completion of the First DLJMB Demand. Upon the written request of any such Stockholder made within 15 days after the receipt of notice from the Company (which request shall specify the number of shares of Registrable Stock intended to be disposed of by such Stockholder), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Stock which the Company has been so requested to register by such Stockholders, to the extent requisite to permit the disposition of the Registrable Stock so to be registered; PROVIDED that (I) if such registration involves a Public Offering, all such Stockholders requesting to be included in the Company's registration must sell their Registrable Stock to the underwriters selected as provided in Section 4.04(f) on the same terms and conditions as apply to the Company and (II) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 4.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such stock, the Company shall give written notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Stock in connection with such registration (without prejudice, however, to rights of any DLJMB Entity, Other Stockholder or DLJIP Entity under
Section 4.01). No registration effected under this Section 4.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 4.01. The Company will pay all Registration Expenses in connection with each registration of Registrable Stock requested pursuant to this Section 4.02.

          (b) If a registration pursuant to this Section 4.02 involves a Public Offering (other than in the case of a Public Offering requested by any DLJMB Entity or any of their Permitted Transferees, the Other Stockholders or any DLJIP Entity in a Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 4.01(d) shall apply) and the managing underwriter advises the Company that, in its view, the number of shares of Registrable Stock that the Company and such Stockholders intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

          (i) first, so much of the Company Securities proposed to be registered by the Company as would not cause the offering to exceed the Maximum Offering Size;

         (ii) second, all Registrable Stock (other than Shares) requested to be registered by the Mezzanine Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Stock requested to be registered);

        (iii) third, all Benchmark Shares requested to be included in such registration statement by the DLJMB Entities and their Permitted Transferees and all Shares requested to be registered by all Mezzanine Holders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of shares of Registrable Stock requested to be so included); and

         (iv) fourth, all Registrable Stock other than Benchmark Shares requested to be included in such registration by any DLJMB Entity and its Permitted Transferees or any other Holder pursuant to this Section
         4.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders on the basis of the relative number of shares of Registrable Stock (excluding any Benchmark Shares) so requested to be included in such registration).

          (c) Notwithstanding the foregoing, in the event of a request for inclusion of Shares owned by Other Stockholders pursuant to this Section 4.02, the restrictions contained in the proviso to Section 3.01(d) shall be applicable to any such sale.

         SECTION 4.03. HOLDBACK AGREEMENTS. If, after the Initial Public Offering, any registration of Registrable Stock shall be in connection with a Public Offering, each DLJMB Entity and its Permitted Transferees and each Other Stockholder agrees, and each Mezzanine Holder that is selling Registrable Stock pursuant to such registration agrees, not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any Company Securities other than as part of such Public Offering, during the 7 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing underwriter and the Company and (ii) 90 days. Notwithstanding the foregoing, after completion of the First DLJMB Demand, the provisions of this Section 4.03 shall only apply to the Senior Management Stockholders in connection with a Public Offering to the extent that they are selling Registrable Stock in such Public Offering.

         SECTION 4.04. REGISTRATION PROCEDURES. Whenever Stockholders request that any Registrable Stock be registered pursuant to Section 4.01 or 4.02, the Company will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 90 days.

          (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to participating Stockholder and each underwriter, if any, of the Registrable Stock covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Stockholder.

          (c) After the filing of the registration statement, the Company will promptly notify each Stockholder holding Registrable Stock covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company will use its best efforts to (i) register or qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Stockholder holding such Registrable Stock reasonably (in light of such Stockholder's intended plan of distribution) requests and (ii) cause such Registrable Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Stock owned by such Stockholder; PROVIDED that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (e) The Company will immediately notify each Stockholder holding such Registrable Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder any such supplement or amendment.

          (f) (i) The DLJMB Entities will have the right, in their sole discretion, to select an underwriter or underwriters in connection with any Public Offering resulting from the exercise by any such DLJMB Entity or its Permitted Transferee of a Demand Registration, which underwriter or underwriters may include any Affiliate of any DLJMB Entity and (ii) the Company will select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Registrable Stock in any such Public Offering, including the engagement of a "QUALIFIED INDEPENDENT UNDERWRITER" in connection with the qualification of the underwriting arrangements with the NASD.

          (g) Upon the execution of confidentiality agreements in form and substance satisfactory to the Company, the Company will make available for inspection by any Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 4.04 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public. Each Stockholder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) The Company will furnish to each such Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

          (i) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         The Company may require each such Stockholder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         Each such Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.04(e), such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.04(e), and, if so directed by the Company, such Stockholder will deliver to the Company all copies, other than any permanent file copies then in such Stockholder's possession, of the most recent prospectus covering such Registrable Stock at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 4.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.04(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 4.04(e).

         SECTION 4.05. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Stockholder holding Registrable Stock covered by a registration statement, its officers, directors and agents, and each person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Stockholder or on such Stockholder's behalf expressly for use therein; PROVIDED that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock concerned to such person if it is determined that the Company has provided such prospectus and it was the responsibility of such Stockholder to provide such person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company also agrees to indemnify any underwriters of the Registrable Stock, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 4.05.

         SECTION 4.06. INDEMNIFICATION BY PARTICIPATING STOCKHOLDERS. Each Stockholder holding Registrable Stock included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Stockholder, but only (i) with respect to information furnished in writing by such Stockholder or on such Stockholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Stock, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section
4.05 results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Stock concerned to such person if it is determined that it was the responsibility of such Stockholder to provide such person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this
Section 4.06. As a condition to including Registrable Stock in any registration statement filed in accordance with Article 4 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

         SECTION 4.07. CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Article 4, such person (an "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; PROVIDED that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

         SECTION 4.08. CONTRIBUTION. If the indemnification provided for in this
Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Stockholders holding Registrable Stock covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters. The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 4.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Stockholder were offered to the public exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each such Stockholder's obligation to contribute pursuant to this Section 4.08 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Stockholders and not joint.

         SECTION 4.09. PARTICIPATION IN PUBLIC OFFERING. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

         SECTION 4.10. OTHER INDEMNIFICATION. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                                    ARTICLE 5
                                  MISCELLANEOUS

         SECTION 5.01. ENTIRE AGREEMENT. This Agreement supersedes the Original Stockholders Agreement and the Stockholders Agreement Amendment dated as of November 26, 1999.

         SECTION 5.02. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, shall to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 5.03. ASSIGNABILITY. This Agreement shall not be assignable by any party hereto, except that any Person acquiring Shares who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a "STOCKHOLDER". Notwithstanding the foregoing, any Mezzanine Holder may, in connection with a transfer of Company Securities other than pursuant to a Public Offering, assign its rights (in whole or in part) under this Agreement (other than any rights under Article 2) to another Person; PROVIDED that such Person executes and delivers to the Company an agreement to be bound by the terms of this Agreement applicable to the Mezzanine Holders (such Person, following such execution and delivery, shall thereafter be a "MEZZANINE HOLDER"). Except as provided in the definition of "Stockholder", any Stockholder who ceases to own beneficially Company Securities shall cease to be bound by the terms hereof (other than the provisions of Sections 4.05, 4.06, 4.07, 4.08, and 4.10 applicable to such Stockholder with respect to any offering of Registrable Stock completed before the date such Stockholder ceased to own any Company Securities).

         SECTION 5.04. AMENDMENT; WAIVER; TERMINATION. No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with the approval of the Board and Stockholders holding at least 95% of the outstanding Registrable Stock; PROVIDED that any amendment or other modification of this Agreement that would adversely affect any Founding Stockholder may be effected only with the consent of such Stockholder; and PROVIDED FURTHER that any amendment or other modification of this Agreement that would adversely affect any Mezzanine Holder may be effected only with the consent of such Stockholder.

         SECTION 5.05. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmissions and shall be given,

     if to the Company or the Other Stockholders to:

              Manufacturers' Service Limited
              300 Baker Avenue, Suite 106
              Concord, Massachusetts  01742
              Attention:    Kevin C. Melia
              Fax:  (978) 287-5635

     with a copy to:

              Ropes & Gray
              One International Place
              Boston, Massachusetts  02110
              Attention: Michael Stick
              Fax:  (617) 951-7050

     and a copy to the DLJMB Entities, the DLJIP Entities and Magnetite at their addresses listed below.

     if to the DLJMB Entities, to:

              DLJ Merchant Banking Funding, Inc.
              DLJ Merchant Banking Partners, L.P.
              DLJ First ESC L.P.
              277 Park Avenue
              New York, New York 10172
              Attention:  Dan Pulver

              Fax:  (212) 892-7551

     and to:

              DLJ International Partners, C.V.
              DLJ Offshore Partners, C.V.
              c/o DLJ Offshore Management N.V.
              John B. Gorsiraweg 6
              Willemstad, Curacao
              Netherlands Antilles
              Attention:    Germaine Sprock
                            Pierson Trust (Curacao) N.V.

     with a copy to:

              Davis Polk & Wardwell
              450 Lexington Avenue
              New York, New York  10017
              Attention:  George R. Bason, Jr.
              Fax:  (212) 450-4800

     if to the DLJIP Entities to:

              DLJ Investment Partners II, L.P.
              277 Park Avenue
              New York, New York 10172
              Attention: Director
              Fax: (212) 892-7552

     with a copy to:

              DLJ Investment Partners II, L.P.
              277 Park Avenue
              New York, New York 10172
              Attention: Michelle Bergman
              Fax: (212) 892-2689

     and a copy to:

              Davis Polk & Wardwell
              450 Lexington Avenue
              New York, New York 10017
              Attention: George R. Bason, Jr.

              Fax: (212) 450-4800

     if to Magnetite:

              Magnetite Asset Investors L.L.C.
              c/o BlackRock Financial Management, Inc.
              345 Park Avenue, 29th Floor
              New York, New York 10154
              Attention: Dennis M. Schaney
              Fax: (212) 754-8756

     with a copy to:

              Kelso & Company
              320 Park Avenue, 24th Floor
              New York, New York 10022
              Attention: James J. Connors, II, Esq.
              Fax: (212) 223-2379

All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmission.

         Any Person who becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder.

         SECTION 5.06. HEADINGS. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 5.07. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall be effective immediately prior to the effectiveness of the registration statement referred to in the definition of Initial Public Offering.

         SECTION 5.08. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

         SECTION 5.09. SPECIFIC ENFORCEMENT. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         SECTION 5.10. CONSENT TO JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.05 shall be deemed effective service of process on such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               MANUFACTURERS' SERVICES LIMITED

                               By:____________________________________________
                                     Name:  Kevin C. Melia
                                     Title:    Chairman and Chief
                                                  Executive Officer

DLJMB ENTITIES:                DLJ MERCHANT BANKING PARTNERS, L.P.
______________
                               By DLJ MERCHANT BANKING, INC.
                                     Managing General Partner

                               By:____________________________________________
                                     Name:
                                     Title:

                               DLJ INTERNATIONAL PARTNERS, C.V.

                               By DLJ MERCHANT BANKING, INC.
                                     Advisory General Partner

                               By:____________________________________________
                                     Name:
                                     Title:

                               DLJ OFFSHORE PARTNERS, C.V.

                               By DLJ MERCHANT BANKING, INC.
                                    Advisory General Partner

                               By:____________________________________________
                                    Name:
                                    Title:

                               DLJ MERCHANT BANKING FUNDING, INC.

                               By:____________________________________________
                                    Name:
                                    Title:

                               DLJ FIRST ESC L.P.

                               By DLJ LBO PLANS MANAGEMENT
                                     CORPORATION, General Partner

                               By:____________________________________________
                                    Name:
                                    Title:

DLJIP ENTITIES:                DLJ INVESTMENT PARTNERS II, L.P.
_______________
                               By  DLJ INVESTMENT PARTNERS II,
                                      INC., Managing General Partner

                               By:____________________________________________
                                     Name:
                                     Title:

                               DLJ INVESTMENT PARTNERS, L.P.

                               By  DLJ INVESTMENT PARTNERS,
                                      INC., Managing General Partner

                               By:____________________________________________
                                    Name:
                                    Title:

                               DLJ INVESTMENT FUNDING II, INC.

                               By:____________________________________________
                                     Name:
                                     Title:

                               DLJ ESC II L.P.

                               By  DLJ LBO PLANS MANAGEMENT
                                      CORPORATION, General Partner

                               By:____________________________________________
                                     Name:
                                     Title:

MAGNETITE:                     MAGNETITE ASSET INVESTORS L.L.C.

                               By:____________________________________________
                                     Name:
                                     Title:

THE TRUSTS:                    THE KEVIN C. MELIA 1995 IRREVOCABLE
__________                     TRUST

                               By:____________________________________________
                                     Name:
                                     Title: Trustee

                               THE KEVIN C. MELIA 1995 IRREVOCABLE
                               TRUST II

                               By:____________________________________________
                                     Name:
                                     Title: Trustee

                               THE ROBERT J. GRAHAM 1995 IRREVOCABLE
                               TRUST

                               By:____________________________________________
                                     Name:
                                     Title: Trustee

                               THE JULIE KENT 1995 IRREVOCABLE TRUST

                               By:____________________________________________
                                     Name:
                                     Title:  Trustee

INDIVIDUALS:
____________

                               ______________________________________
                               Kevin C. Melia

                               ______________________________________
                               Robert J. Graham


                               ______________________________________
                               Julie Kent

                               ______________________________________
                               Robert E. Donahue

                               ______________________________________
                               Rodolfo Archbold

                               ______________________________________
                               James N. Poor